Exhibit 16.1

Deloitte & Touche LLP
200 Berkeley Street

Boston, MA 02116

USA

Tel.: +1 617 473 2000

www.deloitte.com

May 11, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Finch Therapeutics Group, Inc.'s Form 8-K dated May 11, 2023, and have the following comments:

1.
We agree with the statements made in paragraphs 1, 3, 4, 5 and 6.
2.
We have no basis on which to agree or disagree with the statements made in paragraphs 2 and 7.

Yours truly,

/s/ Deloitte & Touche LLP